UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2015

ATLAS ENERGY GROUP, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 26, 2015, Atlas Energy Group, LLC (the “Company”) held a Special Meeting of Unitholders (the “Special Meeting”). The final results of voting on the items submitted to a vote of unitholders at the Special Meeting are provided below.

1.	The unitholders voted to approve changes to the terms of the Series A Convertible Preferred Units to provide that each Series A Convertible Preferred Unit will be convertible at the option of the holder into common units of the Company and approved the issuance of additional common units upon conversion of the preferred units, with 92.34% of the votes cast voting “For” the proposal. The number of units cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,281,879	273,899	743,963	8,039,244

2.	The unitholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, with 98.95% of the votes cast voting “For” the proposal. The number of units cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
21,116,424	179,166	43,395	0

3.	The unitholders voted to approve the adjournment or postponement of the Special Meeting, if the chairman of the Special Meeting determined it necessary or appropriate, to solicit additional proxies, with 96.81% of the votes cast voting “For” the proposal. The number of units cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,876,434	369,327	53,980	8,039,244

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: August 28, 2015	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Title:	Vice President, Chief Legal Officer and Secretary